Exhibit 99.1
For immediate release
April 29, 2025

AtriCure Reports First Quarter 2025 Financial Results
•Worldwide revenue of $123.6 million – an increase of 13.6% year over year (14.1% constant currency)
•Net loss of $6.7 million – an improvement of $6.5 million year over year
•Adjusted EBITDA of $8.8 million – an increase of $6.0 million year over year
MASON, Ohio, April 29, 2025 – AtriCure, Inc. (Nasdaq: ATRC), a leading innovator in surgical treatments and therapies for atrial fibrillation (Afib), left atrial appendage (LAA) management and post-operative pain management, today announced first quarter 2025 financial results.
“Our performance in the first quarter reflects outstanding execution of several new product launches and the strength of our overall business,” said Michael Carrel, President and Chief Executive Officer at AtriCure. “As we shared at our recent Analyst and Investor Day, we will continue to drive growth with our market-leading products through robust innovation, clinical evidence generation, and therapy awareness to benefit more providers and patients, while expanding profitability.”
First Quarter 2025 Financial Results
Revenue for the first quarter 2025 was $123.6 million, an increase of 13.6% over first quarter 2024 revenue (14.1% on a constant currency basis), reflecting continued global adoption of our products and therapies for the treatment of Afib, LAA management and post-operative pain management. U.S. revenue was $101.1 million, an increase of $10.9 million or 12.1%, compared to the first quarter 2024. U.S. revenue growth was driven by sales across key product lines, including the EnCompass® clamp in open ablation, the cryoSPHERE MAX™ probes for post-operative pain management and the AtriClip® Flex·Mini™ device in appendage management. International revenue increased $3.9 million or 20.8% (23.9% on a constant currency basis) to $22.5 million, realizing significant growth in major geographic markets across key product lines.
Gross profit for the first quarter 2025 was $92.6 million compared to $81.3 million for the first quarter 2024. Gross margin was 74.9% for the first quarter 2025, an increase of 27 basis points from the first quarter 2024, reflecting favorable product mix. Loss from operations for the first quarter 2025 was $6.0 million, compared to $10.9 million for the first quarter 2024. Basic and diluted net loss per share was $0.14 for the first quarter 2025, compared to $0.28 for the first quarter 2024.
Adjusted EBITDA for the first quarter 2025 is $8.8 million, an increase of $6.0 million from first quarter of 2024. Adjusted loss per share for the first quarter 2025 was $0.14, compared to $0.25 for the first quarter 2024.
Constant currency revenue, adjusted EBITDA and adjusted loss per share are non-GAAP financial measures. We discuss these non-GAAP financial measures and provide reconciliations to GAAP measures later in this release.
2025 Financial Guidance
Full year 2025 revenue is projected to be approximately $517 million to $527 million. Management now expects full year 2025 Adjusted EBITDA of approximately $44 million to $46 million. Full year 2025 adjusted loss per share is expected to be in the range of $0.50 to $0.55. Additionally, management expects modest cash flow generation for the full year 2025.
Conference Call
AtriCure will host a conference call at 4:30 p.m. Eastern Time on Tuesday, April 29, 2025 to discuss first quarter 2025 financial results. To access the webcast, please visit the Investors page of AtriCure’s corporate website at https://ir.atricure.com/events-and-presentations/events. Participants are encouraged to register more than 15 minutes before the webcast start time. A replay of the presentation will be available for 90 days following the presentation.

About AtriCure
AtriCure, Inc. provides innovative technologies for the treatment of Afib and related conditions. Afib affects more than 59 million people worldwide. Electrophysiologists, cardiothoracic and thoracic surgeons around the globe use AtriCure technologies for the treatment of Afib, reduction of Afib related complications, and post-operative pain management. AtriCure’s Isolator® Synergy™ Ablation System is the first medical device to receive FDA approval for the treatment of persistent Afib. AtriCure’s AtriClip® Left Atrial Appendage Exclusion System products are the most widely sold LAA management devices worldwide. AtriCure’s Hybrid AF™ Therapy is a minimally invasive procedure that provides a lasting solution for long-standing persistent Afib patients. AtriCure’s cryoICE cryoSPHERE® probes are cleared for temporary ablation of peripheral nerves to block pain, providing pain relief in cardiac and thoracic procedures. For more information, visit AtriCure.com or follow us on X @AtriCure.
Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our estimate of the market for our products; the rate and degree of market acceptance of our products; negative clinical data; competition from existing and new products and procedures, including the development of drugs or catheter-based technologies; our reliance on independent distributors to sell our products; inventory-related charges; the timing of and ability to obtain and maintain regulatory clearances and approvals for our products; impacts of rising healthcare costs; our ability to comply with extensive FDA regulations; the timing of and ability to obtain third party payor reimbursement of procedures utilizing our products; unfavorable publicity; the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make; disruptions to our manufacturing operations; the impact of tariffs or other restrictive trade measures; our failure to properly manage growth; disruptions of critical information systems or material breaches in the security of our systems; our ability to manage our intellectual property rights to provide meaningful protection; fluctuation of quarterly financial results; fluctuations in foreign currency exchange rates; reliance on third party manufacturers and suppliers; and litigation, administrative or other proceedings. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 14, 2025, and our quarterly reports on Form 10-Q. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.
Use of Non-GAAP Financial Measures
To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, AtriCure provides certain non-GAAP financial measures in this release as supplemental financial metrics.
Revenue reported on a constant currency basis is a non-GAAP measure, calculated by applying previous period foreign currency exchange rates to each of the comparable periods. Management analyzes revenue on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on revenue, the Company believes that evaluating growth in revenue on a constant currency basis provides an additional and meaningful assessment of revenue to both management and investors.
Adjusted EBITDA is calculated as net loss before other income/expense (including interest), income tax expense, depreciation and amortization expense, share-based compensation expense, and non-recurring charges that are not reflective of the operational results of the Company’s core business and may affect comparability of results period-over-period. Non-recurring charges include acquisition costs, acquired-in-process research and development (IPR&D) and related milestone payments arising from asset acquisitions, legal settlement costs, impairment of intangible assets and change in fair value of contingent consideration liabilities.
Management believes in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing results of operations and management believes that the excluded items are typically not reflective of our ongoing core business operations and financial condition. Further, management uses adjusted EBITDA for both strategic and annual operating planning. A reconciliation of adjusted EBITDA reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of Non-GAAP Adjusted Income (Adjusted EBITDA)” later in this release.
Adjusted loss per share is a non-GAAP measure which calculates the net loss per share before non-cash adjustments in fair value of contingent consideration liabilities, acquired IPR&D and related milestone payments arising from asset acquisitions, legal settlement costs, impairment of intangible assets and debt extinguishment. A reconciliation of adjusted loss per share reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of Non-GAAP Adjusted Loss Per Share” later in this release.
The non-GAAP financial measures used by AtriCure may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financials measures included in this press release, and not to rely on any single financial measure to evaluate our business.
CONTACTS:
Angie Wirick
AtriCure, Inc.
Chief Financial Officer
(513) 755-5334
awirick@atricure.com
Marissa Bych
Gilmartin Group
Investor Relations
(415) 937-5402
marissa@gilmartinir.com

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
United States Revenue:
Open ablation	$33,308	$29,300
Minimally invasive ablation	8,480	12,318
Pain management	17,270	12,739
Appendage management	42,091	35,892
Total United States	101,149	90,249
International Revenue:
Open ablation	8,995	7,902
Minimally invasive ablation	2,013	2,114
Pain management	1,789	937
Appendage management	9,674	7,649
Total International	22,471	18,602
Total revenue	123,620	108,851
Cost of revenue	30,992	27,583
Gross profit	92,628	81,268
Operating expenses:
Research and development expenses	22,528	19,845
Selling, general and administrative expenses	76,054	72,340
Total operating expenses	98,582	92,185
Loss from operations	(5,954)	(10,917)
Other expense, net	(554)	(2,169)
Loss before income tax expense	(6,508)	(13,086)
Income tax expense	239	183
Net loss	$(6,747)	$(13,269)
Basic and diluted net loss per share	$(0.14)	$(0.28)
Weighted average shares used in computing net loss per share:
Basic and diluted	47,393	46,719

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$99,885	$122,721
Accounts receivable, net	63,323	60,339
Inventories	74,911	75,335
Prepaid and other current assets	13,365	9,431
Total current assets	251,484	267,826
Property and equipment, net	41,239	41,659
Operating lease right-of-use assets	6,968	5,727
Goodwill and intangible assets, net	289,138	291,248
Other noncurrent assets	2,802	2,868
Total Assets	$591,631	$609,328
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$58,381	$70,619
Current lease liabilities	2,840	2,805
Total current liabilities	61,221	73,424
Long-term debt	61,865	61,865
Finance and operating lease liabilities	12,708	11,860
Other noncurrent liabilities	1,218	1,210
Total Liabilities	137,012	148,359
Stockholders' Equity:
Common stock	49	49
Additional paid-in capital	863,302	863,710
Accumulated other comprehensive loss	(230)	(1,035)
Accumulated deficit	(408,502)	(401,755)
Total Stockholders' Equity	454,619	460,969
Total Liabilities and Stockholders' Equity	$591,631	$609,328

ATRICURE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(In Thousands)
(Unaudited)
Reconciliation of Non-GAAP Adjusted Income (Adjusted EBITDA)

	Three Months Ended March 31,
	2025	2024
Net loss, as reported	$(6,747)	$(13,269)
Income tax expense	239	183
Other expense, net	554	2,169
Depreciation and amortization expense	5,084	4,452
Share-based compensation expense	9,630	9,265
Non-GAAP adjusted income (adjusted EBITDA)	$8,760	$2,800
Reconciliation of Non-GAAP Adjusted Loss Per Share

	Three Months Ended March 31,
	2025	2024
Net loss, as reported	$(6,747)	$(13,269)
Loss on debt extinguishment	—	1,362
Non-GAAP adjusted net loss	$(6,747)	$(11,907)
Basic and diluted adjusted net loss per share	$(0.14)	$(0.25)
Weighted average shares used in computing adjusted net loss per share
Basic and diluted	47,393	46,719